Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 5, 2025, with respect to the consolidated financial statements of Unilever PLC, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

London, United Kingdom

December 12, 2025.